ROSENTHAL
BUSINESS CREDIT

A DIVISION OF
ROSENTHAL & ROSENTHAL, INC.

October 31, 2005

Alliance Distributors Holding, Inc.
15-15 132nd Street
College Point, NY 11356

Ladies and Gentlemen:

We refer to the Amended and Restated Financing Agreement entered into between us dated November 11, 2004, as assumed by you on November 30, 2004, and as further amended by letter dated January 5, 2005 (the "Financing Agreement").

It is agreed that effective September 30, 2005, Section 6.9 of the Financing Agreement shall be amended to read in its entirety as follows:

> **"6.9 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement, cause to be maintained at the end of each fiscal quarter (ie, December, March, June, September), Tangible Net Worth in an amount not less than $2,500,000, Working Capital of not less than $2,000,000 and a ratio of total debt to Tangible Net Worth of no greater than 3 to 1."**

Except as hereinabove specifically set forth, the Financing Agreement shall remain unmodified and in full force and effect.

ROSENTHAL & ROSENTHAL, INC.

BY: ______________________
James Occhiogrosso
Senior Vice President

AGREED:

ALLIANCE DISTRIBUTORS HOLDING, INC.

BY: ______________________
Jay Gelman
Chief Executive Officer